UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022 (November 10, 2022)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2022, Norfolk Southern Corporation (the “Company”) announced that Cynthia Sanborn will depart from her position as Executive Vice President and Chief Operating Officer, effective January 1, 2023.

In connection with her departure, Ms. Sanborn is entitled to severance payments and benefits under the terms of the Norfolk Southern Executive Severance Plan adopted on May 14, 2020, and amended on July 28, 2020 (attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 29, 2020).

On November 10, 2022, the Company’s Board of Directors appointed Paul B. Duncan as Executive Vice President and Chief Operating Officer, effective January 1, 2023. Mr. Duncan, age 42, has served as Senior Vice President Transportation and Network Operations of the Company since September 2022, leading the team responsible for designing network operations, executing network plans, and coordinating the movement of trains across the Company’s rail network. From March 2022 to September 2022, he served as Vice President Network Planning and Operations, leading the Company’s Network Planning & Optimization and the Network Operations Center teams, who are responsible for developing and implementing the Company’s operating plan. Prior to joining the Company in March 2022, Mr. Duncan served as Vice President of Service Design and Performance for BNSF Railway. In that role, he was responsible for formulating service plans for the company’s bulk, intermodal, and merchandise operations. Prior thereto, Mr. Duncan served as Assistant Vice President for Capacity Planning, where he oversaw the company’s physical infrastructure capital planning and led the network strategy team. He has more than 19 years of experience across BNSF Railway’s operations and transportation segments.

There was no arrangement or understanding between Mr. Duncan and any other person pursuant to which he was selected as an officer of the Company and no family relationship between Mr. Duncan and any director or executive officer. There are no transactions between Mr. Duncan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which Mr. Duncan is a party or a participant was entered into or materially amended in connection with him becoming an executive officer, and Mr. Duncan did not receive any material grants or awards or any modifications thereto, under any such plan, contract or arrangement in connection with such event. Notwithstanding the foregoing, in connection with Mr. Duncan’s appointment and upon his becoming an executive officer on January 1, 2023, he will receive an annual salary of $600,000, and be eligible to receive equity and incentive bonus opportunities and other benefits available to other employees at the executive vice president level.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on November 14, 2022 announcing the departure of Ms. Sanborn and the appointment of Mr. Duncan. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release Dated November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  November 14, 2022